UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 5, 2006
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles		GY1 3RR

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 1—Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
On January 9, 2006, CanArgo Energy Corporation (“CanArgo”) issued a press release announcing that on January 5, 2006 BN Munai LLP (“BNM”), its Kazakh subsidiary, had signed a natural gas supply contract with Gaz Impex S.A. LLP, an unaffiliated limited partnership registered in the British Virgin Islands (“Gaz Impex”) relating to gas sales from BNM’s Kyzyloi Gas Field in the Republic of Kazakhstan (the “Gas Supply Contract”).
The Gas Supply Contract, which was negotiated and entered into on an arms’ length basis, has a term until the earlier of June 2014 and the date on which all contracts and licences pursuant to which the gas to be delivered under the Gas Supply Contract terminates. The contract is based on a take-or-pay principle and covers all gas produced from the Kyzyloi Field Production Contract area. Gas will be supplied to Gaz Impex at a tie in point on the Bukhara-Urals gas trunkline some 52 kilometres east of the Kyzyloi Field. The price of gas to be supplied at the tie in point averages $32 per thousand cubic metres ($0.91 per thousand cubic feet) over the life of the contract, with Gaz Impez providing bank guarantees against payment. Under the terms of the Gas Supply Contract, BNM shall notify Gaz Impez on an annual basis of the minimum monthly contract quantity for each month in the relevant contract year. Either party is entitled to cancel the Gas Supply Contract upon providing appropriate notice in the event of either (i) non payment by the other party which has not been remedied within 10 days of notice; and (ii) an act of insolvency of the other party.
A registration statement relating to a proposed secondary offering of shares of the Company’s common stock has been filed with the United States Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The Gas Supply Contract and Press Release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
A copy of the Gas Supply Contract between BN Munai LLP and Gaz Impex S.A. is attached hereto as Exhibit 10.1.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure

A copy of CanArgo’s press release announcing the execution of the Gas Supply Contract is being furnished as Exhibit 99.1
The information in this Item 7.01, including Exhibit 99.1 relating hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits:

Exhibit No.	Exhibit Description
10.1	Gas Supply Contract between BN Munai LLP and Gaz Impex S.A. LLP dated January 5, 2006.

99.1	Press Release dated January 9, 2006 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: January 11, 2006	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary